EXHIBIT 32.1
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                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002


         In connection with the quarterly report of Paradigm Medical Industries, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2003, Jeffrey F. Poore hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:

         1.   The  quarterly  report fully  complies  with the  requirements  of
              Section 13(a) of the Securities Exchange Act of 1934; and

         2. The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.




January 7, 2004                                      /s/  Jeffrey F. Poore
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    (Date)                                           Jeffrey F. Poore,
                                                     President and Chief
                                                     Executive Officer
                                                     (principal executive
                                                     officer)